EXHIBIT 99.1

Syntel, Inc. Delays Release of Fourth Quarter Financial Results

and Earnings Call

TROY, MI – February 7, 2008 – Syntel, Inc. (NASDAQ: SYNT) has announced it is delaying the release of its fourth quarter financial results, originally scheduled for distribution on Friday, February 8, 2008.

The Company is delaying the release of its fourth quarter financial results because it was informed today by external auditors that they require additional time to complete the year-end financial audit.

The audit is expected to be completed soon and an announcement will be made on the revised date and time for the earnings release and conference call.

About Syntel

Syntel (NASDAQ: SYNT) is a leading global provider of custom outsourcing solutions in a broad spectrum of information technology and information technology-enabled services. The Company's vertical practices support the entire Design-Build-Operate-Optimize lifecycle of systems and processes for corporations in the Financial Services, Insurance, Retail, Health Care and Automotive industries. The first US-based firm to launch a Global Delivery Service to drive speed-to-market and quality advantages for its customers, Syntel now leverages this efficient model for the majority of its Global 2000 customers. Recently named one of Forbes Magazine’s “Best 200 Small Companies in America,” Syntel has 10,670 employees worldwide, is assessed at Level 5 of the SEI's CMMI, ISO 27001 as well as ISO 9001:2000 certified. To learn more, visit us at: www.syntelinc.com.

Safe Harbor Provision

This news release includes forward-looking statements, including with respect to the future level of business for Syntel, Inc. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors set forth in the Company's Annual Form 10-K document dated March 15, 2007. Factors that could cause results to differ materially from those set forth above include general trends and developments in the information technology industry, which is subject to rapid technological changes, and the Company’s concentration of sales in a relatively small number of large customers, as well as intense competition in the information technology industry, which the Company believes will increase.

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